UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2008

(Exact name of registrant as specified in its charter)

Florida	000-1415277	65-0925265
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One North Federal Highway, Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (561) 362-3435

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1ST UNITED BANCORP, INC.

FORM 8-K

CURRENT REPORT

Item 1.01.       Entry into a Material Definitive Agreement.

The information described under Item 2.03 below “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03.       Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

(a)       On July 7, 2008, 1st United Bank (the “Bank”), the wholly-owned subsidiary of 1st United Bancorp, Inc. (“Registrant”), entered into a Subordinated Capital Note Purchase Agreement (“Note Purchase Agreement”) with Silverton Bank, N.A. (“Lender”). Pursuant to the Purchase Agreement, the Bank issued to Lender an unsecured Subordinated Capital Note (the “Debenture”) in the principal amount of $5 million. The Debenture bears interest at a fixed rate of 5.69% until May 16, 2010, after which time the fluctuating interest rate will be equal to the three month British Bankers Association LIBOR Daily Floating Rate (“LIBOR”) for U.S. Dollar deposits (as adjusted in Lender’s sole discretion for reserve requirements, deposit insurance assessment rates, and other regulatory costs) plus 245 basis points per annum. The Bank must begin payment of interest each quarter, commencing September 15, 2008, until the Debenture is repaid in full. The Bank must repay principal of $125,000 each quarter beginning September 15, 2010 until maturity on June 15, 2020, at which time any remaining principal and accrued interest is due and payable. The Bank paid an origination fee of $37,500 to Lender for the Debenture.

The Debenture contains certain customary representations, warranties, covenants and events of default. Upon the occurrence of any event of default (as defined in the Note Purchase Agreement) which is continuing, interest will become due and payable upon demand. If an event of default occurs due to Registrant’s bankruptcy, insolvency, receivership, conservatorship, or reorganization, then Lender shall have the right to declare the Debenture to be immediately due and payable.

The foregoing summary of the Note Purchase Agreement and the Debenture is qualified in its entirety by reference to the Note Purchase Agreement and the Debenture, copies of which are attached hereto as Exhibit 10.1 and 4.1, respectively, and incorporated herein by reference.

(b)       Also on July 7, 2008, Registrant entered into a Loan and Stock Pledge Agreement (“Loan and Stock Pledge Agreement”) with Lender pursuant to which Registrant received a $5 million revolving Line of Credit (the “Note”) secured by 100% of the common stock of the Bank. The Note bears interest at the three month LIBOR index rate for U.S. Dollar deposits plus 200 basis points, adjusted daily. The Note has an interest rate floor of 4.50%.

The Note matures on July 2, 2020, at which time all outstanding interest and principal is due and payable. For the initial two years of the Note, the Registrant may make quarterly payments of interest only. Beginning August 2, 2010, Registrant must make payments of interest and principal, based on a ten-year amortization. At all times during the term of the Note, there must be a minimum outstanding principal balance of $500,000. In addition, if the Registrant prepays the Note prior to maturity, Registrant must pay Lender a prepayment penalty of $150,000.

The Note contains certain customary representations, warranties, covenants and events of default, including the following financial covenants: (1) maintaining a debt service coverage ratio (as calculated in the Loan and Stock Pledge Agreement) of 1.25x; (2) maintaining Registrant’s Tier 1 Capital Leverage Ratio and Tier 1 Risk Based Capital Ratio as “adequately capitalized”; (3) maintaining the Bank’s Tier 1 Capital Leverage Ratio and Tier 1 Risk Based Capital Ratio as “well capitalized”; and (4) maintaining the Bank’s non-performing assets at less than 1.50%. Upon the occurrence of any event of default (as defined in the Loan and Stock Pledge Agreement) which is continuing, Lender shall have the right to declare the Note to be immediately due and payable.

The foregoing summary of the Loan and Stock Pledge Agreement and the Note is qualified in its entirety by reference to the Loan and Stock Pledge Agreement and the Note, copies of which are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.
(d)	Exhibits.
Item No.	Description of Exhibit
4.1	Subordinated Capital Note, effective July 7, 2008, by 1st United Bank in favor of Silverton Bank, N.A. in the amount of $5,000,000.
10.1	Subordinated Capital Note Purchase Agreement between 1st United Bank and Silverton Bank, N.A., effective July 7, 2008.
10.2	Loan and Stock Pledge Agreement between 1st United Bancorp, Inc. and Silverton Bank, N. A., effective July 7, 2008.
10.3	Promissory Note with Revolving Feature, effective July 7, 2008, by 1st United Bancorp, Inc. in favor of Silverton Bank, N.A. in the amount of $5,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST UNITED BANCORP, INC.
Date: July 10, 2008	By: /s/ John Marino John Marino, President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Subordinated Capital Note, effective July 7, 2008, by 1st United Bank in favor of Silverton Bank, N.A. in the amount of $5,000,000.

10.1	Subordinated Capital Note Purchase Agreement between 1st United Bank and Silverton Bank, N.A., effective July 7, 2008.

10.2	Loan and Stock Pledge Agreement between 1st United Bancorp, Inc. and Silverton Bank, N. A., effective July 7, 2008.

10.3	Promissory Note with Revolving Feature, effective July 7, 2008, by 1st United Bancorp, Inc. in favor of Silverton Bank, N.A. in the amount of $5,000,000.